Exhibit 10.1
AGREEMENT REGARDING CERTAIN VOLUME DISCOUNT SALES
    This agreement dated as of August 4, 2016 (the “Agreement”) is entered by and among KBS Strategic Opportunity REIT II, Inc., a Maryland corporation (the “Company”), KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), and KBS Capital Markets Group LLC, a California limited liability company (the “Dealer Manager”).
WHEREAS, the Company has registered for public sale (the “Offering”) up to 180,000,000 shares of its common stock, $.01 par value per share, in any combination of shares of Class A common stock and Class T common stock (the “Class T Shares”) pursuant to a registration statement (Reg. No. 333-192331) filed with the Securities and Exchange Commission;
WHEREAS, the Company has entered into an advisory agreement, as amended, restated and renewed from time to time (the “Advisory Agreement”), with the Advisor that provides for the reimbursement of Organization and Offering Expenses (as defined in the Advisory Agreement) in the Offering upon the terms set forth therein;
WHEREAS, the Company has entered into the amended and restated dealer manager agreement dated February 17, 2016, as amended and restated from time to time (the “Dealer Manager Agreement”), that sets forth the selling commissions and dealer manager fees to be paid by the Company in connection with the Offering;
WHEREAS, with respect to sales of Class T Shares of $5,000,001 or more in the Offering, the Company and the Dealer Manager desire to revise the volume discount in the Prospectus (as defined in the Dealer Manager Agreement) and the Advisor agrees to pay certain Organization and Offering Expenses with respect to such sales;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding any other provisions of the Advisory Agreement or the Dealer Manager Agreement to the contrary, the Company, Advisor and the Dealer Manager hereby agree as follows:

1.        Class T Volume Discount Table. With respect to volume discounts of Class T Shares, the the Prospectus shall be revised as follows based on the initial primary offering price of $9.59 per share.

Volume Discount Table for Class T Shares
Dollar Volume of Class T Shares Purchased			Sales Commissions (Based on $9.59 Price Per Share)	Dealer Manager Fee (Based on $9.59 Price Per Share)	Price Per Share to Investor
$0	to	$1,000,000	3.0%	2.0%	$9.590
$1,000,001	to	$2,000,000	2.0%	2.0%	$9.494
$2,000,001	to	$3,000,000	1.5%	2.0%	$9.446
$3,000,001	to	$4,000,000	1.0%	1.5%	$9.350
$4,000,001	to	$5,000,000	0.5%	1.5%	$9.302
$5,000,001	to	$10,000,000	0.0%	1.0%	$9.111*
$10,000,001	and above		0.0%	1.0%**	$9.015**
*With respect to Class T Shares sold at $9.111 per share pursuant to the table above and the terms of the Prospectus with respect to volume discounts, the Advisor shall reimburse the Company $0.096 per share for estimated Organization and Offering Expenses with respect to the sale of such shares, such that the only Organization and Offering Expenses borne by the Company with respect to the sale of such shares shall be the 1.0% dealer manager fee set forth above and the stockholder servicing fee. The Advisor shall make such reimbursement promptly upon such sale.
**With respect to Class T Shares sold at $9.015 per share pursuant to the table above and the terms of the Prospectus with respect to volume discounts, the Advisor shall (i) reimburse the Company $0.096 per share for estimated Organization and Offering Expenses with respect to the sale of such shares, and (ii) pay the Company a 1% dealer manager fee based on a $9.59 undiscounted price per share, or $0.096 per share, which the Company shall remit to the Dealer Manager pursuant to the Dealer Manager Agreement. As a result of such reimbursements and payments, the only Organization and Offering Expenses borne by the Company with respect to the sale of such shares shall be the stockholder servicing fee.  The Advisor shall make such reimbursement or payment (as applicable) promptly upon such sale.
2.    Ratification of Advisory Agreement and Dealer Manager Agreement
Except as set forth in Section 1 above, the Advisory Agreement and Dealer Manager Agreement shall remain in full force and effect and are hereby ratified and confirmed by the respective parties thereto in all respects.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

By:	/s/ Keith D. Hall
Keith D. Hall, Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	GKP Holding LLC, a Manager

	By:	/s/ Peter McMillan III
Peter McMillan III, Manager

	By:	/s/ Keith D. Hall
Keith D. Hall, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber
Charles J. Schreiber, Jr., Manager

KBS CAPITAL MARKETS GROUP LLC

By:	/s/ Hans Henselman
Hans Henselman, Cheif Operating Officer, Chief Compliance Officer